Exhibit 21.1


SUBSIDIARIES
------------

AAH  Kissimmee  LLC
Advantage Professional Management Group, Inc. (APMG)
Affinity Travel Club, Inc.
Affinity Travel, Inc.
American Access Telecommunications Corporation
American Leisure Corporation, Inc. (ALC) and Subsidiaries
American Leisure Equities Corporation
American Leisure Homes, Inc. (ALH)
American Leisure Marketing and Technology, Inc.
American Leisure Reedy Creek, Inc.
American  Leisure  Travel  Group,  Inc.
American Leisure, Inc. (ALI)
American Sterling Corp.
American Sterling Motorcoaches, Inc.
American Switching Technologies, Inc.
American Travel & Marketing Group, Inc. (ATMG)
American Travel Club, Inc.
Ameritel,  Inc.
Caribbean Leisure Marketing, Ltd.
Castlechart  Ltd.
Club Turistico Latinoamericano, Inc.
Comtech Fibernet, Inc.
Costa  Blanca  Real  Estate,  Inc.
Florida Golf Group, Inc. (FGG)
Hickory Travel Systems, Inc.
I-Drive Limos, Inc. (ID)
Leisureshare International Espanola S.A. (LIESA)
Leisureshare International Ltd (LIL)
Luxshare,  Inc.
Orlando Holidays, Inc. (OH)
Pool Homes Managers, Inc. (PHM)
Pool Homes, Inc.
Reedy Creek Acquisition Company, LLC
TDS  Amenities,  Inc.
TDS  Clubhouse,  Inc.
Tierra Del Sol, Inc.
Welcome to Orlando, Inc. (WTO)
Wright Resort Villas & Hotels, Inc.

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